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                                                                     EXHIBIT 3.2


                                    BYLAWS
                                      OF
                                  YUASA, INC.

                                   ARTICLE I

                                 SHAREHOLDERS

Section 1.01. - Annual Meeting -
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     (a)  General.  The annual meeting of shareholders shall be held on such day
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          each year as may be fixed from time to time by the board of directors, or, if no day be so fixed, on the fourth Tuesday of July of each year; provided, however, that if such day falls upon a legal holiday, then on the next business day thereafter. If the annual meeting shall not have been called and held within six (6) months after the designated time, any shareholder may call the meeting at any time thereafter. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the corporation shall be considered, and such other business as may properly come before the meeting may be transacted.

     (b)  Conduct of Meetings.  At every meeting of the shareholders, the
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          Chairman of the Board or, in his absence, the officer designated by the Chairman of the Board, or, in the absence of such designation, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the board of directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the corporation or in his absence, an assistant secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

Section 1.02. - Special Meetings - Special meetings of the shareholders may be
--------------------------------
called only in accordance with the articles of incorporation of the corporation. Upon written request to the

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Chief Executive Officer or the Secretary, sent by registered mail or delivered to such officer in person, of any person or persons entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to fix the time of the meeting, which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.

Section 1.03. - Place of Meeting - All meetings of the shareholders shall be
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held at such place, within or outside the Commonwealth of Pennsylvania, as may be designated by the board of directors in the notice of meeting. In the absence of such designation, shareholders' meetings shall be held at the registered office of the corporation.

Section 1.04. - Notice of Meetings of Shareholders - Except as provided
--------------------------------------------------
otherwise in these bylaws or required by law, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person, to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting.

Section 1.05. - Contents - The notice of the meeting shall specify the place,
------------------------
day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. If the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, there shall be included in, enclosed with, or accompanied by, the notice a copy of the proposed amendment or a summary of the changes to be made by the amendment.

Section 1.06. - Quorum - A meeting of the shareholders duly called shall not be
----------------------
organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.07. - Adjournments - If a meeting of the shareholders duly called
----------------------------
cannot be organized because a quorum has not attended, the chairman of the meeting or a majority of shareholders present in person or by proxy and entitled to vote may adjourn the meeting to such time and place as they may determine.

At any meeting at which directors are to be elected and which has previously been adjourned for lack of a quorum, the shareholders present and entitled to vote, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the

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purpose of electing directors.  In other cases, those shareholders entitled to vote who attend a meeting of the shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of quorum, although less than a quorum as fixed herein, shall nonetheless constitute a quorum for the purpose of acting upon any matter stated in the notice of the meeting, provided the notice of meeting states that shareholders who attend such adjourned meeting shall nonetheless constitute a quorum for the purpose of acting upon the matter.

When a meeting of the shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended, to be stated in the original notice of the meeting and such notice had not been previously provided.

Section 1.08. - Action by Shareholders - Whenever any corporate action is to be
--------------------------------------
taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote as a class on the matter, except when a different vote is required by law, or the articles of incorporation, or these bylaws. Reference shall be made to the voting rights granted by the Articles of Incorporation to each class and series of stock outstanding in determining the number of votes entitled to be cast by the corporation's shareholders.

Section 1.09. - Voting Rights of Shareholders - Except as otherwise provided in
---------------------------------------------
the articles of incorporation, every shareholder of the corporation shall be entitled to one vote for every share outstanding in the name of the shareholder on the books of the corporation.

Section 1.10. - Voting and Other Action by Proxy -
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     (a)  General.  Every shareholder entitled to vote at a meeting of
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          shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

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          Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

     (b)  Minimum Requirements.  Every proxy shall be executed in writing by the
          --------------------
          shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

          (i)  may be treated as properly executed; and

          (ii) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

     (c)  Revocation.  A proxy, unless coupled with an interest, shall be
          ----------
          revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation.

Section 1.11. - Voting by Fiduciaries and Pledgees - Shares of the corporation
--------------------------------------------------
standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

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Section 1.12. - Voting of Joint Holders of Shares -
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     (a)  General.  Where shares of the corporation are held jointly or as
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          tenants in common by two or more persons, as fiduciaries or otherwise:

          (i) if only one or more of such persons is present in person or by proxy, all of the shares standing in the name of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

          (ii) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

     (b)  Exception.  If there has been filed with the Secretary of the
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          corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 1.13. - Voting by Corporations - Any corporation that is a shareholder
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of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 1.14. - Determination of Record Date - The board of directors may fix a
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time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled, notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this section. The board of directors may similarly

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fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

Section 1.15. - Voting List - The officer or agent having charge of the transfer
---------------------------
books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 1.16. - Judges of Election - In advance of any meeting of shareholders
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of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

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On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                  ARTICLE II

                              BOARD OF DIRECTORS

Section 2.01. - General - Unless otherwise provided by statute, all powers
-----------------------
vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors of the corporation.

Section 2.02. - Number, Qualifications, Selection and Term of Office - The board
--------------------------------------------------------------------
of directors of the corporation shall consist of at least six (6) and not more than fifteen (15) directors, the exact number to be set from time to time by resolution of the board of directors. Each director shall be a natural person of full age, and not less than two (2) of the directors shall be persons who are not an employee, officer or former officer of the company or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant, legal counsel, or in a similar capacity who receives compensation on a continuing basis from the corporation in addition to director's fees. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

Section 2.03. - Nominations for Directors - Nominations for the election of
-----------------------------------------
directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations made by a shareholder entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than fifteen (15) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the third day following the day on which notice of the meeting was mailed to shareholders. Notice of nominations which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. Each notice of nominations made by a shareholder shall set forth (i) the name, age, business address and, if known, residence

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address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such nominee. Upon receiving a notice of nomination made by a shareholder, the board of directors shall be entitled to request any other information relating to such nominee deemed relevant by the board. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.04. - Election - Except as otherwise provided in these bylaws,
------------------------
directors of the corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 2.05. - Vacancies -
-------------------------

     (a)  Vacancies.  Vacancies in the board of directors shall exist in the
          ---------
          case of the happening of any of the following events: (i) the death or resignation of any director; (ii) if at any annual or special meeting the shareholders at which directors are to be elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; (iii) an increase in the number of directors by resolution of the board of directors; (iv) the removal of a director by the affirmative vote of shareholders of the corporation in accordance with the articles of incorporation of the corporation; or (v) the removal of a director by the board of directors or a court of competent jurisdiction in accordance with these bylaws or otherwise in accordance with law.

     (b)  Filling Vacancies.  Vacancies in the board of directors, including
          -----------------
          vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

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Section 2.06. - Removal and Resignation -
---------------------------------------

     (a)  Removal by Shareholders.  A director may be removed by shareholders
          -----------------------
          only in accordance with the articles of incorporation of the corporation.

     (b)  Removal by Action of the Directors.  The board of directors may
          ----------------------------------
          declare vacant the office of a director if that director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within sixty (60) days after notice of his or her election, the director does not accept such office either in writing or by attending a meeting of the board of directors and fulfilling such other requirements of qualification as these bylaws or the articles of incorporation may provide.

     (c)  Resignation.  Any director may resign at any time from his or her
          -----------
          position as a director upon written notice to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

Section 2.07. - Regular Meetings - The board of directors of the corporation
--------------------------------
shall hold an annual meeting for the election of officers and the consideration of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders of the corporation, or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the day, hour and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.

Section 2.08. - Special Meetings - Special meetings of the board of directors
--------------------------------
may be called by the Chairman of the Board, the Chief Executive Officer, or the President of the corporation or a majority of the directors then in office. The person or persons calling the special meeting may fix the day, hour and place, within or outside the Commonwealth of Pennsylvania, of the meeting.

Section 2.09. - Notice of Meetings -
----------------------------------

     (a)  General.  No notice of any annual or regular meeting of the board of
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          directors of the corporation need be given.  Written notice of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 24 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

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     (b)  Validation of Meeting Defectively Called or Noticed.  The transactions
          ---------------------------------------------------
          of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.10. - Quorum and Action by Directors - A majority of the directors in
----------------------------------------------
office shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except where a different vote is required by law, the articles of incorporation or these bylaws. Every director shall be entitled to one vote.

Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the corporation.

Section 2.11. - Presumption of Assent - A director of the corporation who is
-------------------------------------
present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless that director files his or her written dissent to the action with the Secretary of the meeting before its adjournment or submits the dissent in writing to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that the minutes of a meeting incorrectly omitted that director's dissent if, promptly upon receipt of a copy of those minutes, the director notified the Secretary, in writing, of the asserted omission or inaccuracy.

Section 2.12. - Presiding Officer - All meetings of the board of directors of
---------------------------------
the corporation shall be called to order and presided over by the Chairman of the Board of Directors, or in the Chairman's absence, by the Chief Executive Officer of the corporation or, in the absence of the Chairman and the Chief Executive Officer, by a chairman of the meeting elected at such meeting by the board of directors. The Secretary of the

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corporation shall act as Secretary of the board of directors unless otherwise specified by the board of directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.13. - Committees - The board of directors may, by resolution adopted
--------------------------
by a majority of the directors in office, establish one or more committees.
Each committee is to consist of at least two (2) directors of the corporation and not less than two-thirds of the members of each committee shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or of any such entity. The Chief Executive Officer shall be an ex-officio member of each committee of the board of directors. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee.

A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of these bylaws,
(iv) the amendment, adoption or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board of directors, or (v) any action on matters committed by the bylaws or resolution of the board of directors to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

Section 2.14. - Executive Committee - There shall be a standing  committee of
-----------------------------------
the Board of Directors to be known as the Executive Committee consisting of the Chairman of the Board, the President and at least one (1) other director. The Executive Committee, during the intervals between meetings of the Board of Directors, shall to the extent permitted by law, exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

The Executive Committee shall keep minutes of its proceedings and shall report on its activities at each regular meeting of the Board of Directors.

Section 2.15. - Compensation Committee - There shall be a standing Compensation
--------------------------------------
Committee of the Board of Directors which shall be responsible for making annual recommendations to the

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Board of Directors with respect to officer and employee compensation and benefits.

The Compensation Committee shall keep minutes of its proceedings and shall report on its activities at each regular meeting of the Board of Directors.

Section 2.16. - Audit Committee - There shall be a standing committee of the
-------------------------------
board of directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of directors who are not employees, officers or former officers of the corporation or a subsidiary or division thereof, or a relative of a principal executive officer, or who are not members of an organization acting as an advisor, consultant, legal counsel, or in a similar capacity who receives compensation on a continuing basis from the corporation in addition to director's fees. The Audit Committee shall: (i) make recommendations to the board of directors as to the independent accountants to be appointed by the board, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the corporation, and (v) perform such other duties as may be assigned to it from time to time by the board of directors.

Section 2.17. - Personal Liability of Directors -
-----------------------------------------------

     (a) To the fullest extent permitted by Pennsylvania law, a director of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director under any criminal statute, or (ii) the liability of a director for the payment of taxes according to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this section shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

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

     (b)  Notwithstanding anything herein contained to the contrary, this
          Section 2.17 may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 80% of the votes which all shareholders of the corporation are then entitled to cast, except that, if the Pennsylvania Business Corporation Law or Directors' Liability Act is amended or any other statute is enacted so as to decrease the exposure of directors to liability, then this Section 2.17 and any other provisions of these bylaws inconsistent with such decreased exposure shall be amended, automatically and without any further action on the part of the shareholders or directors, to reflect such reduced exposure, unless such legislation expressly requires otherwise.

     (c) If, for any reason, any provision of this Section 2.17 shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Section 2.17 shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Section 2.17 shall, to the full extent consistent with law, continue in full force and effect.

                                  ARTICLE III

                                   OFFICERS

Section 3.01. - Officers and Qualifications - The corporation shall have a
-------------------------------------------
Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect one or more vice chairmen, vice presidents, executive vice presidents, and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors of the corporation. Officers of the corporation shall have such authority and perform such duties in the management of the corporation as is provided by or under these bylaws or in the absence of controlling provisions in these bylaws as is determined by or under resolutions or orders of the board of directors.

Section 3.02. - Election- Term and Vacancies - The officers and assistant
--------------------------------------------
officers of the corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine, and each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until that officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 3.03. - Subordinate Officers, Committees and Agents - The board of
-----------------------------------------------------------
directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 3.04. - Removal; Resignation and Bonding -
------------------------------------------------

     (a)  Removal.  Any officer or agent of the corporation may be removed by
          -------
          the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     (b)  Resignation.  Any officer may resign at any time upon written notice
          -----------
          to the corporation. The resignation shall be effective upon its receipt by the corporation or at such later time as may be specified in the notice of resignation.

     (c)  Bonding.  The corporation may secure the fidelity of any or all of its
          -------
          officers by bond or otherwise.

Section 3.05. - Chairman of the Board - The Chairman of the Board of Directors
-------------------------------------
of the corporation, if one is elected, shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such other duties as the board of directors may from time to time designate.

Section 3.06. - Chief Executive Officer - The Chief Executive Officer shall, in
---------------------------------------
the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the board of directors at which he or she is present. Subject to the control of the board of directors of the corporation and, within the scope of their authority, any committees thereof, the Chief

Executive Officer shall (a) have general and active management of all the business, property and affairs of the corporation, (b) see that all orders and resolutions of the board of directors and its committees are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the corporation may require, (d) have custody of the corporate seal, or entrust the same to the Secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, (f) sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation, and (g) in general perform all the usual duties incident to the office of Chief Executive Officer and such other duties as may be assigned to such person by the board of directors.

Section 3.07. - President - The President shall perform the duties of Chief
-------------------------
Executive Officer either when he has been chosen as Chief Executive Officer or when the Chief Executive Officer is absent or unable to perform the duties of his office. The President shall have such other powers and perform such other duties as from time to time as may be prescribed by him by the board of directors or prescribed by the bylaws.

Section 3.08. - Vice Presidents - Each vice president, if any, shall perform
-------------------------------
such duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

Section 3.09. - Secretary - The Secretary shall (a) keep or cause to be kept the
-------------------------
minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose,
(b) have custody of the corporate records, stock books and stock ledgers of the corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by the shareholder, (d) see that all notices are duly given in accordance with law, the articles of incorporation, and these bylaws, and (e) in general perform all the usual duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

Section 3.10. - Assistant Secretary - The Assistant Secretary, if any, or
-----------------------------------
Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform other duties as the board of directors, the Chief Executive Officer or the Secretary may from time to time designate.

Section 3.11. - Chief Financial Officer - The Chief Financial Officer shall have
---------------------------------------
general supervision of the fiscal affairs of the corporation. The Chief Financial Officer shall, with the assistance of the Chief Executive Officer and managerial staff of the corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the corporation in such manner as may be directed by the board of directors, unless that function shall have been delegated to a nominee or agent; (c) prepare any financial reports that may be requested from time to time by the board of directors; (d) cooperate in the conduct of any annual audit of the corporation's financial records by certified public accountants duly appointed by the board of directors; and (e) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the Chief Executive Officer.

Section 3.12. - Treasurer - The Treasurer shall have custody of all funds and
-------------------------
valuables of the corporation and shall give such bond, if any, with or without sureties, as the directors may require, conditioned upon the faithful performance of the duties of his office. He shall receive the funds of the corporation and, except as otherwise provided by the directors, shall make disbursements therefrom, taking proper vouchers therefor, and shall keep regular books of account showing receipts and disbursements. He shall deposit in the name of the corporation all moneys and valuables of the corporation coming into his hands with a depository or depositories to be designated by the directors. He shall also perform such other duties as are incident to his office or as may be required by the directors.

Section 3.13. - Officer Salaries - Unless otherwise provided by the board of
--------------------------------
directors of the corporation, the salaries of each of the officers elected by the board of directors shall be fixed from time to time by the board of directors and the salaries of all other officers of the corporation shall be fixed from time to time by the Chief Executive Officer or such other person as may be designated from time to time by the Chief Executive Officer or the board of directors.

No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                  ARTICLE IV

                       SHARE CERTIFICATES AND TRANSFERS

Section 4.01. - Share Certificates - Share certificates shall be in such form as
----------------------------------
shall be approved by the board of directors and shall state: (i) that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania,
(ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, that the share certificate represents.

The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 4.02. - Issuance - The share certificates of the corporation shall be
------------------------
numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed on behalf of the corporation by the President or a vice president and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this section shall be subject to any inconsistent or contrary agreement at the time between the corporation and any transfer agent or registrar.

Section 4.03. - Transfer of Shares - Transfer of shares shall be made on the
----------------------------------
books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

Section 4.04. - Lost, Destroyed, Mutilated or Stolen Certificates - If the
-----------------------------------------------------------------
registered owner of a share certificate claims that the security has been lost, destroyed, mutilated or wrongfully taken, another may be issued in lieu thereof in a manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with law, if the owner: (a) so requests before the corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the corporation, if requested by the corporation, a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the corporation.

                                   ARTICLE V

                         NOTICE, WAIVERS, AND MEETINGS

Section 5.01. - Manner of Giving Notice - Whenever written notice is required to
---------------------------------------
be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988, as it may hereafter be amended, or by the articles of incorporation or these bylaws, it may be given to the person either personally or by sending a copy of it by any class of mail or express mail, postage prepaid; or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid; or by facsimile transmission, to the shareholder's address (or to shareholder's telex, TWX, or facsimile number) appearing on the books of the corporation; or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or in the case of telex or TWX, when dispatched or in the case of fax, when received except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telex, TWX, or facsimile, when dispatched.

A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law of 1988, the articles of incorporation or these bylaws.

Section 5.02. - Waiver of Notice - Whenever any written notice is required to be
--------------------------------
given by statute or the articles of incorporation or these bylaws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.03. - Modification of Proposal - Whenever the language of a proposed
----------------------------------------
resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law of 1988, as it may be amended, or the articles of incorporation or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 5.04. - Use of Conference Telephone and Similar Equipment - One of more
-----------------------------------------------------------------
persons may participate in a meeting of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

                                  ARTICLE VI

                         INDEMNIFICATION AND INSURANCE

Section 6.01. - Indemnification -
-------------------------------

     (a)  Indemnification of Directors and Officers.  The corporation shall
          -----------------------------------------
          indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (b)  Indemnification of Others.  The corporation may, at its discretion,
          -------------------------
          indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was an employee or agent of the corporation who is not entitled to rights under Section 6.01(a) hereof, or such person is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     (c)  Advancing Expenses.  Expenses (including attorneys' fees) incurred in
          ------------------
          defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article Six.

     (d)  Rights Not Exclusive.  The indemnification and advancement of expenses
          --------------------
          provided by this Article Six shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (e)  Insurance; Other Security.  The corporation may purchase and maintain
          -------------------------
          insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Six or otherwise, to or for the benefit of any person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Six.

Section 6.02. - Contract Rights; Amendment or Repeal - All rights under this
----------------------------------------------------
Article Six shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 6.03. - Reliance on Provisions - Each person who shall act as an
--------------------------------------
indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article Six.

Section 6.04. - Interpretation - The provisions of this Article are intended to
------------------------------
constitute bylaws authorized by 15 Pa. C.S. Section 1746.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.01. - Registered Office - The registered office of the corporation,
---------------------------------
required by law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the principal place of business of the corporation. The address of the registered office may be changed from time to time by the board of directors of the corporation.

Section 7.02. - Other Offices - The corporation may have additional offices and
-----------------------------
business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors of the corporation may designate or as the business of the corporation may require.

Section 7.03. - Corporate Seal - The corporation may have a corporate seal,
------------------------------
which shall have inscribed on it the name of the corporation, the year of organization, and the words "Corporate Seal--Pennsylvania" or such inscription as the board of directors of the corporation may determine. The seal may be used by causing it or a facsimile of it to be impressed or affixed, or in any manner reproduced.

Section 7.04. - Fiscal Year - The fiscal year of the corporation shall be
---------------------------
established by the Board of Directors of the Corporation.

Section 7.05. - Checks - All checks, notes, bills of exchange or other orders in
----------------------
writing shall be signed by such person or persons as the board of directors or, any person authorized by resolution of the board of directors may from time to time designate.

Section 7.06. - Contracts - Except as otherwise provided in the Business
-------------------------
Corporation Law of 1988, as it may be amended, in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, the President or a vice president and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 7.07. - Amendment of Bylaws - The authority to make, amend, alter,
-----------------------------------
change or repeal these bylaws is hereby expressly vested in the board of directors of the corporation, subject to the power of the shareholders to change such action. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

Section 7.08. - Severability - If any provision of these bylaws or the
----------------------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of these bylaws and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be deemed to be applicable to the greatest extent permitted by law.